Exhibit 99.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Apogee Enterprises, Inc. (the “Company”) on Form 10-K for the period ending March 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael B. Clauer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MICHAEL B. CLAUER Michael B. Clauer Executive Vice President and Chief Financial Officer May 8, 2003

A signed original of this written statement required by Section 906 has been provided to Apogee Enterprises, Inc. and will be retained by Apogee Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.